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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

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                                Kitty Hawk, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-25202                 75-2564006
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)

     1515 West 20th Street                                          75261
        P.O. Box 612787                                           (Zip Code)
      DFW Airport, Texas
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

General

     As previously reported, on or about May 1, 2000, Kitty Hawk, Inc. (the "Company") and all of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"). These proceedings were jointly administered under case No. 400-42141-BJH-11.

     On August 5, 2002, the Bankruptcy Court entered an order dated August 5, 2002 (the "Confirmation Order") confirming the Debtors' Final Joint Plan of Reorganization dated August 2, 2002, with certain modifications (as so modified, the "Plan"). On September 26, 2002, the Bankruptcy Court entered another order dated September 26, 2002 approving a modification to the Plan to allow for the Plan to become effective on or before October 1, 2002, as compared to a date of September 1, 2002 as originally contemplated in the Plan. On September 30, 2002, the Plan became effective (the "Effective Date").

Effects of the Plan

     Pursuant to the Plan, the following transactions were consummated on or prior to the Effective Date:

     o All subsidiaries of the Company, except Kitty Hawk Cargo, Inc. ("Cargo") and Kitty Hawk Aircargo, Inc. ("Aircargo") were merged with and into the Company, with the Company surviving each merger. Cargo and Aircargo remain wholly-owned subsidiaries of the Company;

     o James R. Craig, Gerald Gitner, Tamir "Tom" Hacker, Myron Kaplan, John Malloy, Robert Peiser and Tilmon J. Reeves were appointed directors of the Company;

     o The Company filed its Second Amended and Restated Certificate of Incorporation ("Amended Certificate") authorizing the issuance of up to sixty-five million (65,000,000) shares of capital stock, consisting of three million (3,000,000) shares of new preferred stock, par value $0.01 per share (the "Preferred Stock"), and sixty-two million (62,000,000) shares of new common stock (CUSIP No. 498326 20 6), par value $0.01 per share (the "New Common Stock"). The Amended Certificate is attached hereto and incorporated herein by this reference as Exhibit 99.1;

     o The Company adopted the Amended and Restated Bylaws of the Company, dated August 31, 2002;

     o All shares of the Company's common stock (CUSIP No. 498326 10 7), par value $0.01 per share, and any right to receive common stock pursuant to any warrants, options or other agreements were cancelled without consideration;

     o The Company's 9.95% Senior Secured Notes due 2004 in the principal amount of three-hundred forty million dollars ($340,000,000) (the "Senior Notes") were cancelled in exchange for the right to receive New Common Stock and cash;

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     o    All prepetition executory contracts and unexpired leases to which any
          Debtor was a party were assumed, assumed and assigned, or rejected;

     o The Company entered into a registration rights agreement with certain holders of the Senior Notes providing them with certain demand and "piggy-back" registration rights with respect to the New Common Stock, which rights first become exercisable on March 30, 2003;

     o The Company entered an agreement with the Kitty Hawk Collateral Liquidating Trust regarding the Company's use of some of the Boeing 727 airframes, engines and related equipment that had been pledged, and subsequently transferred, to the holders of the Senior Notes;

     o The Company received payment of thirty million nine-hundred thousand dollars ($30,900,000) from the United States Postal Service in connection with its termination for convenience of the W-Net Contract between a subsidiary of the Company and the United States Postal Service; and

     o The Company entered into a commitment letter for a factoring arrangement. Pursuant to the commitment letter, the Company expects the factoring arrangement to be secured by a significant portion of the Company's assets and to provide for sales of accounts up to $5 million and may be increased to $10 million.

     Additionally, in connection with the Plan, the Company expects to issue a total of approximately 50,000,000 shares of New Common Stock as follows:

     o Except as provided below, the Company expects to issue approximately 40,500,000 shares of New Common Stock to the holders of the Senior Notes;

     o The Company expects to issue to the holders of unsecured claims of the Debtors approximately 7,000,000 shares of New Common Stock; and

     o The Company expects to issue 2,500,000 shares of New Common Stock to an affiliate of Pegasus Aviation.

     The proposed distribution of New Common Stock to the holders of the Senior Notes has caused the U.S. Department of Transportation (the "DOT") to express some concern that non-U.S. citizens will own more New Common Stock than is permitted by federal law. Under federal law as interpreted by the DOT, at least 75% of the voting stock of a U.S. air carrier must be owned and controlled by U.S. citizens. A significant portion of the Senior Notes is held by investment funds that are partnerships with one or more non-U.S.-citizen limited partners, although in most cases the investment funds are controlled by U.S.-citizen general partners. The DOT believes these investment funds do not qualify under federal law as U.S. citizens because one or more partners are not U.S. citizens. Even though the Company's Second Amended and Restated Certificate of Incorporation limits the voting power of non-U.S. citizens to 22.5% of the Company's total voting power, the DOT is nevertheless concerned that non-U.S. citizen ownership of New Common Stock will exceed the amount permitted under federal law if all of the 40,500,000 shares of New Common Stock are distributed to the holders of the Senior Notes.

     In light of the DOT's concerns, the Company expects to issue no more than 22.5% of the New Common Stock to non-U.S. citizen holders of the Senior Notes. The Company believes that by issuing no more than 22.5% of the New Common Stock to non-U.S. citizen holders of Senior Notes, and in light of the provision of the Company's Second Amended and Restated Certificate of Incorporation limiting

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the voting power of non-U.S. citizens to 22.5% of the Company's total voting power, the Company will be effectively owned and controlled by citizens of the United States consistent with the federal transportation statute. The Company expects to distribute the entire amount of New Common Stock due to U.S. citizen holders as soon as practicable. The Company expects any shares of New Common Stock withheld from non-U.S. citizen holders of the Senior Notes will be issued upon resolution of this issue with the DOT.

     While the DOT has not approved this arrangement, the Company implemented the Plan on the Effective Date and continues to work with the DOT to resolve this issue. As a result, there can be no assurance that the DOT will not take actions that would materially disrupt the operations of the Company. In addition, there can be no assurance that the value of any Senior Notes or shares of New Common Stock purchased by a non-U.S. citizen after the Effective Date would not be adversely affected in the event that the DOT requires divestiture of such Senior Notes or shares of New Common Stock or takes actions which materially disrupt the Company's operations.

Financial Information

     A copy of the Company's audited, consolidated balance sheet at August 31, 2002, will be filed by amendment within 60 days of the date of this report on Form 8-K. As of the Effective Date, the Company adopted the provisions of "fresh start accounting" and restated all assets and liabilities to their fair values based upon the provisions of the Plan. These changes included:

     o    distributing restricted cash;

     o    revaluing assets to fair market values;

     o transferring title to certain property and equipment to pre-petition creditors;

     o    converting pre-petition liabilities to equity and cash;

     o adjusting deferred income taxes and income taxes payable to reflect the revaluation of assets; and

     o    canceling additional paid in capital and stock.

     The Company has not yet determined the precise impact that fresh start accounting will have on its historical consolidated financial statements.

Forward-Looking Statements

     This report contains and incorporates forward-looking statements, including statements regarding the Company's continuing operations and business, future financial performance and financial condition. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual plans of the Company to differ materially from any future plans expressed or implied by such forward-looking statements. Such factors include, but are not limited to: world-wide business and economic conditions; acquisitions, recruiting and new business solicitation efforts; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; jet fuel prices; normalized aircraft operating costs and reliability; and regulatory actions. All forward-looking statements involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements contained in the Plan or this report for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

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Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of businesses acquired.

          Not applicable

          (b)  Pro forma financial information.

          Not applicable

          (c)  Exhibits

          The Exhibit Index attached hereto is incorporated by reference herein.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          KITTY HAWK, INC.

Date:  October 1, 2002
                                          By:     /s/ DREW KEITH
                                                  ------------------------------
                                          Name:   Drew Keith
                                          Title:  Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number     Description
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99.1       Second Amended and Restated Certificate of Incorporation dated
           September 30, 2002